UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2018

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 820, 906 12th Avenue SW, Calgary, Alberta  T2R 1K7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2018, our company entered into an asset purchase agreement (the “Agreement”) with a major Canadian oil and gas company to purchase a 100% working interest in three heavy oil leases (the “Heavy Oil Leases”) covering a total of 20,719 hectares (51,200 acres) of heavy oil in north central Alberta (the “Transaction”).  The rights to the Heavy Oil Leases, cover heavy oil of 12-16 API located near the top of the Viking formation to the base of the Woodbend Group.

As consideration for the Oil Sand Leases, our company has agreed to pay a purchase price of $3,000,000 plus applicable GST (the “Purchase Price”), $200,000 of which was paid as an initial deposit upon the execution of the Agreement.  The closing of the Transaction is November 15, 2018 but that date may be extended by our company upon payment of an additional deposit of $100,000 which extends the closing date a further 60 days.  Our company anticipates that the Transaction will constitute an Exempt Acquisition in accordance with the policies of the TSX Venture Exchange. The Agreement was entered into on September 26, 2018 but is effective as of August 1, 2018.

The terms of the three leases which comprise the Heavy Oil Leases are as follows:

•

CR OIL SANDS LEASE 741 (file: M093968) expires December 18, 2026;

•

CR OIL SANDS LEASE 7402040037 ptn (file: M011659) expires April 20, 2020; and

•

CR OIL SANDS LEASE 7412060422 ptn (file: M111353) expires June 27, 2027.

In addition to the Heavy Oil Leases, our company will also obtain all rights, titles and interests to certain wells and facilities (as set out in the Agreement) located on the Heavy Oil Leases.

The Heavy Oil Leases

Canadian Natural Resources Inc. has extensive development and production being realized from the Wabiskaw formation, approximately 15 kilometers east of the Heavy Oil Leases, producing in excess of 50,000 barrels of heavy crude oil from over 650 wells.  Our company has commenced the ‘consultation process’ with the the Alberta Energy Regulator (AER) and other Alberta government agencies, along with Bigstone Cree Nation, a First Nations band party to Treaty Eight and other interested stakeholders.  Accordingly, participation in the consultation process is a pre-requisite to commencing operations on the Heavy Oil Leases.  Assuming closing of the Transaction, our company hopes to commence initial drilling and work in the first quarter of 2019, once the consultation process has been completed.

Item 8.01 Other Events

A copy of our press release dated October 1, 2018 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Asset Purchase Agreement
99.1	Press release dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Operating Officer

Date: October 2, 2018

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